UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2018

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-55497	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6622 Southpoint Drive S., Suite 310

Jacksonville, Florida 32216

(Address of Principal Executive Office) (Zip Code)

(904) 652-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 19, 2018, Duos Technologies Group, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). Greater than 59% of the shares of common stock outstanding and entitled to vote at the Annual Meeting were present in person or by proxy thereby constituting a quorum.

The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions, as to such matters, where applicable, are set forth in the table below. With respect to the election of Gianni B. Arcaini, Adrian G. Goldfarb, Alfred J. (Fred) Mulder and Blair Fonda as directors to each serve as directors on the Board until the next annual meeting or until each of their successors is elected and qualified, each nominee received the number of votes set forth opposite his name.

	Number of Votes
	Votes For	Votes Against/Withheld	Abstentions
Election of Gianni B. Arcaini	10,123,674	4,856
Election of Adrian G. Goldfarb	10,125,674	2,856
Election of Alfred J. (Fred) Mulder	10,124,516	4,014
Election of Blair Fonda	10,124,717	3,813
Ratification of Salberg & Company, P.A, the Company’s independent registered public accountant, to audit the Company’s consolidated financial statements for 2018	12,476,209	3,924	1,962

On the basis of the above votes, (i) Gianni B. Arcaini, Adrian G. Goldfarb, Alfred J. (Fred) Mulder and Blair Fonda were elected as members of the Board, and (ii) the proposal to ratify the selection of Salberg, as the Company’s independent registered public accountant to audit its consolidated financial statements for Salberg & Company, P.A was adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: December 21, 2018	By:	/s/ Adrian Goldfarb
Adrian Goldfarb Chief Financial Officer

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